                                                                     Exhibit 2.2


                             SUPPLEMENTAL AGREEMENT


          Supplemental Agreement dated as of November 20, 1998, among Continental Airlines, Inc., a Delaware corporation (the "Company"), Newbridge Parent Corporation, a Delaware corporation (the "Stockholder"), and Northwest Airlines Corporation, a Delaware corporation that is the holder of all of the outstanding stock of the Stockholder ("Parent").



          WHEREAS, the Parent, the Stockholder and Air Partners, L.P., a Texas limited partnership ("AP"), have entered into an Investment Agreement dated as of January 25, 1998, as amended by Amendment No. 1 dated February 27, 1998 and Amendment No. 2 dated as of the date hereof (the "Investment Agreement"), to which the Company is not a party and, pursuant to which, among other things, the Stockholder has acquired the outstanding interests in AP and certain shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), held by certain affiliates of AP resulting in its Beneficial Ownership of 8,535,868 shares of Class A Common Stock of the Company (the "Stock Purchase");


          WHEREAS, the Stockholder and the Parent Beneficially Own an additional 979,000 shares of Class A Common Stock (the "Additional Shares") pursuant to a Purchase Agreement dated as of March 2, 1998, among the Stockholder, the Parent, Barlow Investors III, LLC, a California limited liability company, and the guarantors signatory thereto;




          WHEREAS, Northwest Airlines, Inc., an indirect wholly owned subsidiary of Parent, and the Company have entered into a Master Alliance Agreement dated as of January 25, 1998 (the "Alliance Agreement");

          WHEREAS, as a condition to entering into the Alliance Agreement, the Company required that the Parent and the Stockholder enter into the Governance Agreement with the Company dated as of January 25, 1998, which agreement was subsequently amended by a First Amendment to the Governance Agreement dated as of March 2, 1998 and is being amended by a Second Amendment dated as of the date hereof;

          WHEREAS, the Parent has been in discussions with the United States Department of Justice ("DOJ") regarding the terms of the Investment Agreement, and the Parent and the Company have been in discussions with DOJ regarding the terms of the Alliance Agreement, and the Governance Agreement (the Investment Agreement, the Alliance Agreement and the Governance Agreement together, the "Agreements") in connection with DOJ's antitrust review of the transactions contemplated by the Agreements;

          WHEREAS, the Parent and the Company believe that the transactions contemplated by the Agreements are procompetitive and beneficial to consumers;

          WHEREAS, the DOJ has expressed concerns about the effect on competition of certain terms of the Agreements;

          WHEREAS, the Parent and the Stockholder believe that it is desirable that certain of the terms and conditions of the Governance Agreement be supplemented and extended to obviate the concerns of DOJ;

          WHEREAS, the Parent and the Stockholder have requested that the Company enter into this Agreement to obviate the concerns of DOJ; and

          WHEREAS, the Company is willing to agree to enter into this Agreement to facilitate the prompt closing of the transactions contemplated by the Investment Agreement and the subsequent realization by the Company and its stockholders of the expected benefits of the Alliance Agreement.

          NOW, THEREFORE, the Company, the Stockholder and the Parent, intending to be legally bound, hereby agree as follows:

          Section 1. Defined Terms. Capitalized terms not otherwise defined herein shall have their respective meanings set forth in Section 28 of this Agreement.

          Section 2. Independent Directors. During the Supplemental Period, except in accordance with the proviso to Section 5, the Company, the Parent, the Stockholder and their respective Affiliates shall take all such actions as are required under applicable law to cause Independent Directors to constitute at all times at least a majority of the Board of Directors. At each annual meeting of stockholders of the Company, or at any time that a vacancy in a seat previously occupied by an Independent Director on the Board of Directors is to be filled, the identity of the Independent Director or Directors to stand for election to the Board of Directors or to fill the vacancy, as the case may be, shall be determined by a Majority Vote.

          Section 3. Transactions Involving the Stockholder. During the Supplemental Period, any material transaction between the Company and the Parent, the Stockholder or any of their respective Affiliates, or relating to this Agreement or the Alliance Agreement, including without limitation, any amendment, modification or waiver of any provision hereof or thereof, shall not be taken without the prior approval thereof by a Majority Vote.

          Section 4. Significant Actions. During the Supplemental Period, no action described in Exhibit 4 of this Agreement may be taken without the prior approval thereof by a Majority Vote.

          Section 5. Voting Generally. During the Supplemental Period, subject to their obligations in Section 2 above, on all matters other than an Extraordinary Transaction, and except as permitted by Section 7, the Stockholder, the Parent and its Affiliates (a) may vote Voting Securities Beneficially Owned by them representing up to 20% of the Total Voting Power in their sole discretion and (b) shall cast any remaining Stockholder Voting Power
(i) in the case of votes at a stockholders meeting, in the same proportion as the votes cast by the other holders of Voting Securities and (ii) in the case of action by written consent, so that such percentage of Stockholder Voting Power consented to on any matter equals the percentage of all other outstanding Voting Securities so consented; provided, that with respect to any election of directors in respect of which any Person other than the Company is soliciting proxies, (x) all shares referred to in clause (a) shall no longer be subject to
Section 2, and (y) the Stockholder and the Parent shall cause all shares referred to in clause (b) to be voted, at the option of the Stockholder, either
(i) as recommended by the Board of Directors or (ii) in the same proportion as the votes cast by the other holders of Voting Securities.

          Section 6. Extraordinary Transactions. During the Supplemental Period, the Stockholder, the Parent and their respective Affiliates may vote the Voting Securities Beneficially Owned by them in their sole discretion with respect to any Extraordinary Transaction.

          Section 7. Rights Plan. If, during the Supplemental Period, the Company redeems the rights issued under the Rights Plan or amends the Rights Plan to permit a third party to acquire Beneficial Ownership of Voting Securities in excess of the 15% limitation set forth in the definition of "Acquiring Person" in the Rights Plan, the Stockholder, the Parent and their Affiliates may, after such redemption or amendment, vote the Voting Securities Beneficially Owned by them in their sole discretion; provided, that if thereafter no third party has exceeded the 15% limitation and the Company either adopts a new Eligible Rights Plan or amends the Rights Plan such that a third party may not acquire Beneficial Ownership of Voting Securities in excess of the 15% limitation, then the voting restrictions in Section 2 and Section 5 shall be reinstated.

          Section 8. Restrictions on Transfer. During the Supplemental Period, neither the Stockholder nor the Parent will Transfer or permit any of their respective Affiliates to Transfer any Voting Securities to any transferee who, together with its Affiliates and Associates, would, to the knowledge of the Parent or the Stockholder, Beneficially Own in excess of 10% of the Total Voting Power as a result of such Transfer; provided, however, that the foregoing shall not restrict (a) Transfers of Voting Securities by the Stockholder to any of its controlled Affiliates provided that any such controlled Affiliate agrees in writing to be bound by the provisions of this Agreement applicable to the Stockholder, (b) Transfers of Voting Securities pursuant to any tender or exchange offer to acquire Voting Securities approved and recommended by the Company's Board of Directors (which recommendation has not been withdrawn), (c) Transfers of Voting Securities to the Stockholder provided that such Voting Securities are immediately transferred to the public stockholders of the Stockholder by means of a pro rata dividend or other pro rata distribution, (d) Transfers of the Shares by the Voting Trust to the Stockholder upon termination of the Voting Trust, and (e) Transfers of Voting Securities to the B/C/P Group.

          Section 9. Issuance of Class A Common Stock. During the Supplemental Period, the Company shall not issue any additional shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or enter into any agreement or arrangement to do the same without giving the Stockholder pre-emptive rights which shall permit the Stockholder to acquire shares of Class A Common Stock concurrently with any such issuance.

          Section 10. Issuance of Class B Common Stock. During the Supplemental Period, the Company shall not, without giving the Stockholder pre-emptive rights, issue shares of Class B Common Stock or securities convertible into or exercisable or exchangeable for shares of Class B Common Stock except to the extent that such shares (including underlying shares, in the case of securities convertible into or exercisable or exchangeable for shares of Class B Common Stock) (a) in the case of such shares or convertible securities issued for the purpose of fulfillment of the Company's obligations under any present or future stock option plan, do not exceed the number of shares issued under such plans consistent with past practices (which practices, for this purpose, are understood by the parties to include the issuance of the number of shares of Class B Common Stock authorized under the Company's 1998 Stock Incentive Plan),
(b) in the case of such shares or convertible securities issued for any other purpose, do not exceed in the aggregate 10% of the number of shares of Class B Common Stock outstanding on January 25, 1998 or (c) are issued pursuant to options, warrants or convertible securities issued and outstanding on, or commitments to issue such shares that are in effect on, January 25, 1998, and which were disclosed in Section 4.01(b) of the disclosure schedule to the Governance Agreement.

          Section 11. Certain Adverse Actions. During the Supplemental Period, the Company shall not, without the prior written consent of the Parent, amend, alter or repeal its amended and restated certificate of incorporation or by-laws so as to eliminate or diminish the ability of stockholders of the Company to act by written consent or Section 1.10 of the Company's by-laws.

          Section 12. No Amendment. During the Supplemental Period, the Company shall not seek a vote of its stockholders approving any amendment to the Company's amended and restated certificate of incorporation or by-laws, nor shall it take any other action, without the consent of the Parent, that would
(a) eliminate Air Partner's right in Section 2(e) of the Company's amended and restated certificate of incorporation to convert shares of Class A Common Stock into shares of Class D Common Stock, (b) cause Section 203 of the Delaware General Corporation Law to be applicable to the Company or (c) adopt an "interested stockholder" provision.

          Section 13. Executive Committee. During the Supplemental Period, the authority of the Executive Committee of the Company's Board of Directors shall not be amended or modified from that set forth in the attached "Executive Committee Charter" without the prior consent of the Parent.

          Section 14. Eligible Rights Plan. The Company covenants and agrees that, during the Supplemental Period, so long as the Parent Beneficially Owns no less than 15% of the Total Voting Power, the Company shall not (a) amend the Rights Plan so as to cause it not to constitute an Eligible Rights Plan or (b) adopt a shareholder rights plan that is not an Eligible Rights Plan.

          Section 15. Post-Ten Year Anniversary Board Composition. After the earlier to occur of the (a) tenth anniversary of the Closing and (b) a termination of Sections 2 through 14 of this Agreement under Section 25(b), and until this Agreement terminates as provided in Section 25(a) (the "Post-Ten Year Anniversary Period"), the Parent and the Stockholder shall take, and shall cause to be taken, such actions as are necessary to cause the Board of Directors to include at least five directors who are independent of and otherwise unaffiliated with the Parent or the Company and shall not be an officer or an employee, consultant or advisor (financial, legal or otherwise) of the Parent or the Company or any of their respective Affiliates, or any person who shall have served in such capacity within the three-year period immediately preceding the date such determination is made.

          Section 16. Post-Ten Year Anniversary Board Power. During the Post-Ten Year Anniversary Period, any material transaction between the Company and the Parent, the Stockholder or any of their respective Affiliates, or relating to this Agreement or the Alliance Agreement, including without limitation, any amendment, modification or waiver of any provision hereof or thereof, shall not be taken without the prior approval thereof by a majority of the five independent directors described in Section 15.


          Section 17. Representations and Warranties of the Company. The Company represents and warrants to the Parent and the Stockholder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and by Majority Vote and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

          Section 18. Representations and Warranties of the Parent. The Parent represents and warrants to the Company that (a) it and the Stockholder are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the power and authority to enter into this Agreement and to carry out its respective obligations hereunder, (b) the execution and delivery of this Agreement by the Parent and the Stockholder and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary action on their parts and no other proceedings on their parts are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Parent and the Stockholder and constitutes a valid and binding obligation of each of them, and is enforceable against each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

          Section 19. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given,



                  if to the Company, to:

                  Continental Airlines, Inc.
                  Dept. HQS-EO
                  Continental Tower
                  1600 Smith Street
                  Houston, Texas  77002
                  Attention:  General Counsel
                  Fax:  (713) 324-2687

                  with a copy to:

                  Morris, Nichols, Arsht & Tunnell
                  1201 N. Market Street
                  P.O. Box 1347
                  Wilmington, DE  19899-1347
                  Attention:  A. Gilchrist Sparks, III
                  Fax:  (302) 658-3989

                  if to the Parent, to:

                  Northwest Airlines Corporation
                  5101 Northwest Drive
                  St. Paul, Minnesota  55111
                  Attention:  General Counsel
                  Fax:  (612) 726-7123

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Attention:  Robert L. Friedman, Esq.
                  Fax:  (212) 455-2502

                  if to the Stockholder, to:

                  Newbridge Parent Corporation
                  5101 Northwest Drive
                  St. Paul, Minnesota  55111
                  Attention:  General Counsel
                  Fax:  (612) 726-7123
                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Attention:  Robert L. Friedman, Esq.
                  Fax:  (212) 455-2502

or such address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five business days after the date of the mailing.



          Section 20. Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver has been approved pursuant to Section 3 (or, during the Post-Ten Year Anniversary Period, pursuant to Section 16) and is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          Section 21. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 22. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

          (b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is being brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 19 shall be deemed effective service of process on such party.

          Section 23. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

          Section 24. Specific Performance. The parties hereto each acknowledge and agree that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by any of them of the provisions of this Agreement, in addition to any remedies at law, the aggrieved party, without posting any bond and without any showing of irreparable injury shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          Section 25. Termination. (a) This Agreement shall terminate upon the Stockholder and its Affiliates ceasing to Beneficially Own Voting Securities representing at least 10% of the Fully Diluted Voting Power.

          (b) Sections 2 through 14 of this Agreement shall terminate upon (i) a termination by the Company of the Alliance Agreement other than a bona fide termination in accordance with Section 16(b) of Exhibit C thereto, or (ii) a final determination in an arbitration conducted in accordance with Section 22(c) of the Alliance Agreement that the Company has breached any material provision of the Alliance Agreement and that such breach gives rise to the right of Northwest Airlines, Inc. to terminate the Alliance Agreement in accordance with
Section 16(b)(i) of Exhibit C thereto.

          Section 26. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

          Section 27. Non-Exclusivity. No action or transaction taken in accordance with the express provisions of, and as expressly permitted by, any provision of this Agreement shall be treated as a breach of any other provision of this Agreement, notwithstanding that such action or transaction shall not have been expressly excepted from such latter provision.


          Section 28. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on January 25, 1998).

          "Alliance Agreement" shall have the meaning set forth in the recitals hereto.

          "Associate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on January 25, 1998).

          "B/C/P Group" shall mean David Bonderman, James Coulter or William S. Price, III, or any Person with respect to which one or more of them (i) directly or indirectly controls at least 50.1% of the voting power, (ii) directly or indirectly controls at least 50.1% of the equity, or (iii) directly or indirectly controls in a manner substantially similar to the control that the general partner of Air Partners has over Air Partners pursuant to and as provided in the "Partnership Agreement" (as defined in the Investment Agreement), which Persons described in clause (iii) shall include 1998 CAI Partners, L.P., a Texas limited partnership, under its partnership agreement and ownership structure in effect on the date hereof.

          "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          "Board of Directors" shall mean the board of directors of the Company.

          "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

          "Class B Common Stock" shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

          "Class D Common Stock" shall mean the Class D Common Stock, par value $0.01 per share, of the Company.

          "Closing" shall mean the closing of the Stock Purchase under the Investment Agreement.

          "Company Common Stock" shall mean Class A Common Stock, Class B Common Stock or Class D Common Stock.

          "Eligible Rights Plan" shall have the meaning set forth in Section 8.01(c) of the Governance Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934.

          "Extraordinary Transaction" shall mean (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, any sale of all or substantially all of the Company's assets or any issuance of Voting Securities that would represent in excess of 20% of the Total Voting Power prior to such issuance, including any of the foregoing involving the Stockholder or the Parent or (b) any amendment to the Company's amended and restated certificate of incorporation or by-laws that would materially and adversely affect the Stockholder (including through its effect on the Alliance Agreement and the rights of the Voting Securities Beneficially Owned by the Stockholder).

          "Fully Diluted Voting Power" of any Person shall be calculated by dividing (a) the sum of (i) ten times the aggregate number of shares of Company Class A Common Stock beneficially owned by such Person (assuming exercise of all outstanding securities held by such Person that are convertible into or exercisable or exchangeable for shares of Company Class A Common Stock) and (ii) the number of shares of Company Class B Common Stock beneficially owned by such Person (assuming exercise of all outstanding securities held by such Person that are convertible into or exercisable or exchangeable for shares of Company Class B Common Stock) by (b) the sum of (i) ten times the aggregate number of outstanding shares of Company Class A Common Stock (assuming the exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Company Class A Common Stock) and (ii) the aggregate number of outstanding shares of Company Class B Common Stock (assuming the exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Company Class B Common Stock).

          "Governance Agreement" shall mean the Governance Agreement between the Company, the Parent and the Stockholder dated as of January 25, 1998, as amended by the First Amendment to the Governance Agreement dated as of March 25, 1998 and the Second Amendment to the Governance Agreement dated as of the date hereof.

          "Independent Director" shall mean any person listed on Exhibit 2.01 to the Governance Agreement, (ii) and any other person selected as an Independent Director in accordance with Section 2 of this Agreement and (iii) any other person, who is elected to the Board of Directors in an election of directors in respect of which any Person other than the Company is soliciting proxies; provided that any such other person so selected shall be independent of and otherwise unaffiliated with the Parent or the Company (other than as an Independent Director), and shall not be an officer or an employee, consultant or advisor (financial, legal or other) of the Parent or the Company or any of their respective Affiliates, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made.

          "Investment Agreement" shall have the meaning set forth in the recitals hereto.

          "Majority Vote" shall mean the affirmative vote of a majority of the Board of Directors, including the affirmative vote of a majority of the Independent Directors.

          "Person" shall mean any individual, partnership (limited or general), joint venture, limited liability company, corporation, trust, business trust, unincorporated organization, government or department or agency of a government.

          "Rights Plan" shall mean the Rights Agreement dated as of November 20, 1998 between the Company and Harris Trust and Savings Bank.

          "Stockholder Voting Power" at any time shall mean the aggregate voting power in the general election of directors of all Voting Securities then Beneficially Owned by the Stockholder and its Affiliates.

          "Stock Purchase" shall have the meaning set forth in the recitals hereto.

          "Subsidiary" shall mean, as to any Person, any Person at least a majority of the shares of stock or other equity interests of which having general voting power under ordinary circumstances to elect a majority of the board of directors (or comparable governing body) thereof (irrespective of whether or not at the time stock or equity of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

          "Supplemental Period" shall mean the period beginning on the sixth anniversary of the Closing and ending on the tenth anniversary of the Closing.

          "Total Voting Power" at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

          "Transfer" shall mean any sale, exchange, transfer, pledge, encumbrance or other disposition, and "to Transfer" shall mean to sell, exchange, transfer, pledge, encumber or otherwise dispose of.

          "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors including, without limitation, the Class A Common Stock and the Class B Common Stock.

                [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.


                                   NORTHWEST AIRLINES CORPORATION



                                   By: /s/ Douglas M. Steenland
                                       -----------------------------------
                                       Douglas M. Steenland
                                       Executive Vice President, General Counsel
                                         and Secretary


                                   NEWBRIDGE PARENT CORPORATION



                                   By: /s/ Douglas M. Steenland
                                       -----------------------------------
                                       Douglas M. Steenland
                                       Vice President, Secretary and Assistant
                                         Treasurer


                                   CONTINENTAL AIRLINES, INC.



                                   By: /s/ Jeffery A. Smisek
                                       -----------------------------------
                                       Jeffery A. Smisek
                                       Executive Vice President, General Counsel
                                         and Secretary



                   [Signature Page for Supplemental Agreement]

                       EXHIBIT 4 TO SUPPLEMENTAL AGREEMENT
                              (Significant Actions)

          1. Any amendment to the certificate of incorporation or by-laws of the Company.

          2. Any reclassification, combination, split, subdivision, redemption, purchase or other acquisition, directly or indirectly, of any debt or equity security of the Company or any Subsidiary of the Company (other than pursuant to existing stock option plans or agreements or by or on behalf of any existing employee benefit plan of the Company).

          3. Any sale, lease, transfer or other disposition (other than in the ordinary course of business consistent with past practice), in one or more related transactions, of the assets of the Company or any Subsidiary, the book value of which assets exceeds 5% of the consolidated assets of the Company and its Subsidiaries.

          4. Any merger, consolidation, liquidation or dissolution of the Company or any Subsidiary of the Company, other than any such merger or consolidation of any Subsidiary of the Company with and into the Company or another wholly-owned Subsidiary of the Company.

          5. Any acquisition of any other business which would constitute a "Significant Subsidiary" (as defined in Section 1.02 of Regulation S-X under the Exchange Act) of the Company.

          6. Any acquisition by the Company or any Subsidiary of the Company of assets (not in the ordinary course of business consistent with past practice) in one or more related transactions which assets have a value which exceeds 5% of the consolidated assets of the Company and its Subsidiaries.

          7. Any issuance or sale of any capital stock of the Company or any Subsidiary of the Company, other than issuance of capital stock of the Company authorized for issuance pursuant to stock plans or agreements in effect, or securities issued and outstanding, at the date of Closing.

          8. Any declaration or payment of any dividend or distribution with respect to shares of the capital stock of the Company or any Subsidiary (other than wholly-owned Subsidiaries of the Company).

          9. Any incurrence, assumption or issuance by the Company or its Subsidiaries of any indebtedness for money borrowed, not in the ordinary course of business consistent with past practice, if, immediately after giving effect thereto and the application of proceeds therefrom, the aggregate amount of such indebtedness of the Company and its Subsidiaries would exceed $500 million.

          10. Establishment of, or continued existence of, any committee of the Board of Directors with the power to approve any of the foregoing.

          11. The termination or election or appointment of executive officers of the Company.